AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 7, 2007
REGISTRATION NO. 333-_____

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________________________________________________

ON2 TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)
DELAWARE (State or other jurisdiction of incorporation or organization)		84-1280679 (I.R.S. Employer Identification No.)
21 CORPORATE DR. SUITE 103 CLIFTON PARK, NY 12065 (518) 348-0099
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
_________________________________________________________

ON2 TECHNOLOGIES, INC.
2005 INCENTIVE COMPENSATION PLAN
(Full title of the plan)
Matthew C. Frost
Executive Vice President,
Legal and Business Affairs
On2 Technologies, Inc.
21 Corporate Drive, Suite 103
Clifton Park, NY 12065
(518) 348-0099
(Name, address, including zip code, and telephone number,
including area, code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of Registration Fee
Common Stock, par value $.01 per share	13,000,000	$ 1.075	$13,975,000	$430.00

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers, in addition to the number of shares of common stock stated above, additional securities that may be offered as a result of stock splits, stock dividends, or similar transactions.

(2) Solely for the purpose of calculating the registration fee, the offering price per share, the aggregate offering price, and the amount of the registration fee have been computed in accordance with Rule 457(c) under the Securities Act of 1933. Accordingly, the price per share of common stock has been calculated to be equal to the average of the high and low prices for a share of common stock as reported by the American Stock Exchange on November 2, 2007, which is a specified date within five business days prior to the original date of filing of this Registration Statement.

INCORPORATION OF PREVIOUS REGISTRATION STATEMENT

Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 13,000,000 shares of common stock of On2 Technologies, Inc. (the “Company”), par value $0.01 per share, authorized and reserved for issuance under the On2 Technologies, Inc. 2005 Incentive Compensation Plan, as amended by Amendment No. 1 dated July 3, 2007 (the “Plan”). Shares of common stock were previously registered for issuance under the Plan on Form S-8 Registration No. 333-125829 filed with the Securities and Exchange Commission on or about June 15, 2005. Pursuant to General Instruction E and except as set forth below, the contents of the Registrant’s Form S-8 Registration Statement No. 333-125829 is incorporated herein by reference.

PART I.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.  Incorporation of Certain Documents by Reference

The Securities and Exchange Commission allows the Company to "incorporate by reference" the information that the Company files with the SEC. This means that the Company can disclose important information to investors by referring to other documents that contain that information. As a result, investors may need to review other documents filed by the Registrant with the SEC to obtain more information. The information contained in the documents the Registrant incorporates by reference is considered a part of this registration statement.

Additionally, because information concerning the Company, whether contained in this registration statement or in a document incorporated by reference, will be amended or superseded by more current information contained in later filed documents, the information that the Company files with the Commission after the date of this registration statement, and before the filing of a post-effective amendment to this registration statement which indicates that all securities offered by this registration statement have been sold or which deregisters all securities remaining unsold, will update and supersede older information contained in, or incorporated by reference into, this registration statement.

The Company hereby incorporates by reference the following documents previously filed with the Commission:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission on March 23, 2007;

•	Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission on April 30, 2007;

•	Amendment No. 2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission on May 10, 2007;

•	Amendment No. 3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission on October 10, 2007;

•	the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on August 24, 2007;

•	the Company’s additional Definitive Proxy Soliciting Materials on Schedule 14A, filed with the Securities and Exchange Commission on August 30, 2007, September 24, 2007 and September 24, 2007;

•	the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2007 and June 30, 2007; and

•
the Company’s Current Reports on Form 8-K and 8-K/A filed with the Securities and Exchange Commission on March 12, 2007, May 22, 2007, June 19, 2007, June 20, 2007, July 16, 2007, August 3, 2007, August 23, 2007, August 31, 2007, September 24, 2007, September 24, 2007, October 10, 2007, October 16, 2007, October 23, 2007 and November 6, 2007.

All reports and other documents, filed subsequent to the date hereof by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, are collectively referred to as "Incorporated Documents").

Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 2.  Description of Securities

Not applicable.

Item 3.  Interests of Named Experts and Counsel

Not applicable.

Item 4.  Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law (the "DGCL") allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 145 of the DGCL provides that a corporation may indemnify its directors and officers against civil and criminal liabilities. Directors and officers may be indemnified against expenses if they acted in good faith an in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. A director or officer may be indemnified against expenses incurred in connection with a derivative suit if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. The statutory indemnification is not exclusive of any rights provided by any by-law, agreement, vote of shareholders or disinterested directors or otherwise.

Article XI of the Registrant's amended and restated certificate of incorporation sets forth the extent to which the Registrant's directors and officers may be indemnified against liabilities and other monetary expenses which they may incur while serving in such capacities. Such indemnification will be provided to the extent and under the circumstances currently permitted by the DGCL. Article IX of the Registrant's by-laws also provide that the directors and officers of the Registrant will be indemnified against any losses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action or suit brought by or in the right of the Registrant), by reason of the fact that he is or was a director or officer of the Registrant or served with another corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant and will provide advances, for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such officer or director to repay such advances, if it is ultimately determined that he is not entitled to indemnification by the Registrant. The Registrant maintains liability insurance for the benefit of its directors and certain of its officers.

The above discussion of the DGCL and of the Registrant's amended and restated certificate of incorporation, bylaws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statutes, amended and restated certificate of incorporation, bylaws, and indemnification agreements.

Item 5.  Exemption from Registration Claimed.

Not applicable.

Item 6.  Exhibits.

Exhibit Number	Description	Incorporation by Reference
4.1	Certificate of Incorporation of the Registrant	(1)
4.2	Bylaws of the Registrant	(2)
5.1*	Opinion of McGuireWoods LLP regarding legality of shares of Common Stock
10.1	On2 Technologies Inc. 2005 Incentive Compensation Plan	(3)
10.2	Amendment No. 1 to 2005 Incentive Compensation Plan
23.1*	Consent of Eisner LLP
23.2*	Consent of KPMG Oy Ab
23.2	Consent of McGuireWoods LLP	(4)
24.1	Power of Attorney	(5)

* Filed herewith.

(1)  Filed as an Exhibit to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 and incorporated by reference herein.

(2)  Filed as an Exhibit to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

(3)  Filed as an Exhibit to Registrant's Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 6, 2005.

(4)  Contained in the opinion filed as Exhibit 5.1.

(5)  Contained within the signature page to the Registration Statement on Form S-8.

Item 7.  Undertakings.

a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)  to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(c)  to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (a) and (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Clifton Park, State of New York, on November 7, 2007.

ON2 TECHNOLOGIES, INC. By: /s/ Matthew C. Frost _______________________________________ Matthew C. Frost Executive Vice President, Legal and Business Affairs

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Matthew C. Frost the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in furtherance of the foregoing, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on November 7, 2007.

Signature	Title(s)
/s/ Bill Joll ___________________________________ Bill Joll	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Anthony Principe ___________________________________ Anthony Principe	Senior Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Mike Kopetski ___________________________________ Mike Kopetski	Director

/s/ J. Allen Kosowsky ___________________________________ J. Allen Kosowsky	Director

/s/ William A. Newman ___________________________________ William A. Newman	Director

/s/ Tom Weigman ___________________________________ Tom Weigman	Director

/s/ Afsaneh Naimollah ___________________________________ Afsaneh Naimollah	Director

/s/ Michael J. Alfant ___________________________________ Michael J. Alfant	Director

/s/ James Meyer ___________________________________ James Meyer	Director

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Incorporation of the Registrant	(1)
4.2	Bylaws of the Registrant	(2)
5.1*	Opinion of McGuireWoods LLP regarding legality of shares of Common Stock
10.1	On2 Technologies, Inc. 2005 Incentive Compensation Plan	(3)
10.2	Amendment No. 1 to 2005 Incentive Compensation Plan
23.1*	Consent of Eisner LLP
23.2*	Consent of KPMG Oy Ab
23.2	Consent of McGuireWoods LLP	(4)
24.1	Power of Attorney	(5)

* Filed herewith.

(1) Filed as an Exhibit to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 and incorporated by reference herein.

(2) Filed as an Exhibit to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

(3) Filed as an Exhibit to Registrant's Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 6, 2005.

(4) Contained in the opinion filed as Exhibit 5.1.

(5) Contained within the signature page to the Registration Statement on Form S-8.